Exhibit 99.1

Ouster Reports Strong Revenue and Margins for Second Quarter 2024

Revenue of $27 million, GAAP gross margin of 34%, and non-GAAP gross margin of 40%

Repaid all outstanding balance under revolving credit line, strengthening balance sheet

On-track to deliver on long-term financial framework and reach profitability

SAN FRANCISCO, CA – Ouster, Inc. (NYSE: OUST) (“Ouster” or the “Company”), a leading global provider of high-performance lidar sensors and software solutions for the automotive, industrial, robotics, and smart infrastructure industries, announced today financial results for the second quarter ended June 30, 2024.

Second Quarter 2024 Highlights

•	$27 million in revenue, up 39% year over year and 4% sequentially.

•	Shipped over 4,000 sensors for revenue.

•	GAAP gross margin of 34%, compared to 1% in the second quarter of 2023 and 29% in the first quarter of 2024.

•	Non-GAAP gross margin[1] of 40%, compared to 26% in the second quarter of 2023 and 36% in the first quarter of 2024.

•	Net loss of $24 million, compared to $123 million in the second quarter of 2023 and $24 million in the first quarter of 2024.

•	Adjusted EBITDA[1] loss of $11 million, compared to $24 million in the second quarter of 2023 and $12 million in the first quarter of 2024.

•	Cash, cash equivalents, restricted cash, and short-term investments balance of $186 million as of June 30, 2024.

“Our second quarter results showcase solid execution with GAAP gross margin increasing to 34%. Consistent with Ouster’s strategy of expanding into software solutions, we had one of our best quarters for software-attached sales powered by Ouster Gemini and Blue City. Alongside the continued improvement in our operating results, we have built one of the industry’s most resilient balance sheets and diversified business models,” said Ouster CEO Angus Pacala. “I am excited to see the use cases for lidar expand as the world turns to automation to solve an ever increasing number of modern challenges. With lidar adoption still in its infancy, we are just beginning to tap into our growth and I see a tremendous opportunity still in front of us. At the same time, we remain committed to our long-term financial framework and executing on our path to profitability.”

Revenue growth in the second quarter was primarily driven by large orders from customers in the smart infrastructure and robotics verticals, specifically for perimeter security, tolling, and mapping applications. GAAP gross margin improved by 500bps sequentially and benefited from higher revenues along with greater than expected tailwinds from favorable product mix and lower manufacturing costs. Non-GAAP gross margin increased to 40% compared to 26% in the second quarter of 2023. Non-GAAP gross margin excludes the impact of stock-based compensation expenses and certain other expenses outside of ordinary operations. Subsequent to the end of the second quarter, Ouster repaid all outstanding balance on its revolving credit line utilizing cash on hand.

[1]

Adjusted EBITDA loss and non-GAAP gross margin are non-GAAP financial measures. See Non-GAAP Financial Measures for additional information and reconciliations of these measures to their respective most directly comparable financial measures calculated in accordance with U.S. GAAP.

2024 Business Objective Updates

1.	Expand software solutions and grow the installed base

2.	Advance the development of digital lidar hardware

3.	Progress on the long-term financial framework

Expand software solutions and grow the installed base: In the second quarter, Ouster secured multiple deals to supply Ouster Gemini’s smart infrastructure software solution, including to one of the world’s largest consumer technology companies as well as a global telecommunications company. During the quarter, Ouster also improved movement detection for security customers, optimized software processing requirements, and enhanced its deep-learning perception model to support new use cases such as identifying unauthorized individuals tailgating into restricted areas.

Advance the development of digital lidar hardware: During the second quarter, Ouster taped out its automotive-grade, custom silicon “Chronos” chip. The Company expects to integrate Chronos into its solid-state, digital flash “DF” sensors in the next year. Development on the Company’s next generation custom silicon “L4” chip is advancing with validation testing underway. Both Chronos and L4 are expected to open up new verticals and bring significant improvements in performance, reliability, and manufacturability to the Ouster product family.

Progress on the long-term financial framework: Ouster is executing on its path to profitability and remains committed to deliver on its long-term framework of 30-50% annual revenue growth, expanding gross margins to 35-40%, and maintaining operating expenses at or below third quarter 2023 levels.

Third Quarter 2024 Outlook

For the third quarter of 2024, Ouster expects to achieve $27 million to $29 million in revenue.

Conference Call Information

Ouster will host a conference call and live webcast for analysts and investors at 5:00 p.m. ET today, August 13, 2024 to discuss its financial results and business outlook. To access the call, please register at https://registrations.events/direct/Q4I9342824.

Upon registering, each participant will be provided with call details and a registrant ID. The webcast and related presentation materials will be accessible for at least 30 days on Ouster’s investor relations website at https://investors.ouster.com. A telephone replay of the call will be available 2 hours after the call ends, and can be accessed via phone through August 27, 2024 by dialing (800) 770-2030 from the U.S. or +1 (609) 800-9909 from outside the U.S. The conference I.D. number is 93428.

About Ouster

Ouster (NYSE: OUST) is a leading global provider of lidar sensors and software solutions for the automotive, industrial, robotics, and smart infrastructure industries. Ouster is on a mission to build a safer and more sustainable future by offering affordable, high-performance sensors that drive mass adoption across a wide variety of applications. Ouster is headquartered in San Francisco, CA with offices in the Americas, Europe, and Asia Pacific. For more information, visit www.ouster.com, or connect with us on X or LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements, other than statements of historical fact, including statements regarding Ouster’s revenue guidance for the third quarter of 2024; anticipated new product launches and developments; Ouster’s future results of operations, cash reserve and financial position; the anticipated timing and development of Ouster’s next generation hardware and software solutions; the execution against the Company’s product roadmap and demand for products; the Company’s path to profitability and long-term financial framework; industry and business trends; Ouster’s business objectives, plans, strategic partnerships, and market growth; and Ouster’s competitive market position, all constitute forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, but not limited to, risks related to Ouster’s limited operating history and history of losses; fluctuations in its operating results; the substantial research and development costs needed to develop and commercialize new products; its ability to maintain competitive average selling prices, high sales volumes and reduce product costs; competition in Ouster’s industry; the negotiating power and product standards of its customers; the adoption of its products and the growth of the lidar market generally; product quality and liability risks; Ouster’s future capital needs and ability to secure additional capital on favorable terms or at all; its ability to manage growth, including growing the sales and marketing organization; risks related to international operations, including international manufacturing; cancellation or postponement of contracts or unsuccessful implementations; the Company’s ability to manage its inventory; credit risk of customers; Ouster’s ability to use tax attributes; Ouster’s dependence on key third party suppliers, in particular Benchmark Electronics, Inc., Fabrinet, and other suppliers; supply chain constraints and challenges; conditions in the industries the Company targets or the global economy; the ability of its lidar technology roadmap and new software solutions to catalyze growth; Ouster’s ability to recruit and retain key personnel; its ability to successfully integrate its business with Velodyne and achieve the anticipated benefits of the Velodyne merger; Ouster’s ability to adequately protect and enforce its intellectual property rights, including as it relates to Hesai Group; legal and regulatory risks; risks related to operating as a public company; and other important factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as may be further updated from time to time in the Company’s other filings with the SEC. Readers are urged to consider these factors carefully and in the totality of the circumstances when evaluating these forward-looking statements, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While Ouster may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as may be required by law, even if subsequent events cause its views to change.

In addition, see information below concerning non-GAAP financial measures.

Non-GAAP Financial Measures

In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Ouster believes the non-GAAP measures of Non-GAAP Gross Margin and Adjusted EBITDA are useful in evaluating its operating performance. Ouster calculates Non-GAAP Gross Profit as gross profit (loss) excluding amortization of acquired intangibles, certain excess and obsolete expenses and losses on firm purchase commitments, and stock-based compensation expense. Non-GAAP Gross Margin is calculated as Non-GAAP Gross Profit divided by revenues. Ouster calculates Adjusted EBITDA as net loss excluding interest expense (income), net, other expense (income), net, stock-based compensation expense, provision for income tax expense, goodwill impairment charges, restructuring costs excluding stock-based compensation expense, certain excess and obsolete expenses and loss on firm purchase commitments, amortization of acquired intangibles, depreciation expense, certain litigation and litigation related expenses, merger and acquisition related expenses. Ouster believes that Non-GAAP Gross Profit, Non-GAAP Gross Margin, and Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance and may be helpful in comparison with other companies, some of which use similar non-GAAP information to supplement their GAAP results. Adjusted EBITDA is also used by the Board and management as a performance metric for compensation purposes. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this press release.

Contacts

For Investors

investors@ouster.io

For Media

press@ouster.io

OUSTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$52,687	$50,991
Restricted cash, current	426	552
Short-term investments	131,557	139,158
Accounts receivable, net	14,343	14,577
Inventory	19,453	23,232
Prepaid expenses and other current assets	33,530	34,647

Total current assets	251,996	263,157
Property and equipment, net	9,445	10,228
Operating lease, right-of-use assets	16,822	18,561
Unbilled receivable, non-current portion	7,127	10,567
Intangible assets, net	20,930	24,436
Restricted cash, non-current	1,092	1,091
Other non-current assets	2,463	2,703

Total assets	$309,875	$330,743

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,490	$3,545
Accrued and other current liabilities	48,506	58,166
Contract liabilities, current	13,812	12,885
Operating lease liability, current portion	7,263	7,096

Total current liabilities	74,071	81,692
Operating lease liability, non-current portion	16,239	18,827
Debt	43,973	43,975
Contract liabilities, non-current portion	3,487	4,967
Other non-current liabilities	1,495	1,610

Total liabilities	139,265	151,071

Commitments and contingencies
Stockholders’ equity:
Common stock	44	42
Additional paid-in capital	1,035,087	995,464
Accumulated deficit	(863,744)	(816,026)
Accumulated other comprehensive (loss) income	(777)	192

Total stockholders’ equity	170,610	179,672

Total liabilities and stockholders’ equity	$309,875	$330,743

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2024	2023	2024	2024	2023
Revenue	$26,990	$19,396	$25,944	$52,934	$36,626
Cost of revenue	17,892	19,210	18,519	36,411	36,816

Gross profit (loss)	9,098	186	7,425	16,523	(190)
Operating expenses:
Research and development	14,432	26,447	13,806	28,238	58,906
Sales and marketing	6,750	11,666	6,860	13,610	25,199
General and administrative	13,166	17,842	12,580	25,746	49,167
Goodwill impairment charges	—	67,266	—	—	166,675

Total operating expenses	34,348	123,221	33,246	67,594	299,947

Loss from operations	(25,250)	(123,035)	(25,821)	(51,071)	(300,137)
Other income (expense):
Interest income	2,251	2,245	2,651	4,902	3,964
Interest expense	(740)	(1,728)	(741)	(1,481)	(3,397)
Other income (expense), net	(7)	(165)	193	186	(111)

Total other income, net	1,504	352	2,103	3,607	456

Loss before income taxes	(23,746)	(122,683)	(23,718)	(47,464)	(299,681)
Provision for income tax expense	123	50	131	254	332

Net loss	$(23,869)	$(122,733)	$(23,849)	$(47,718)	$(300,013)

Other comprehensive loss
Changes in unrealized (loss) gain on available for sale securities	$(45)	$(74)	$(459)	$(504)	$(24)
Foreign currency translation adjustments	(293)	23	(172)	(465)	(57)

Total comprehensive loss	$(24,207)	$(122,784)	$(24,480)	$(48,687)	$(300,094)

Net loss per common share, basic and diluted	$(0.53)	$(3.19)	$(0.55)	$(1.08)	$(8.84)

Weighted-average shares used to compute basic and diluted net loss per share	44,737,769	38,448,241	43,454,127	44,077,383	33,937,505

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(47,718)	$(300,013)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment charges	—	166,675
Depreciation and amortization	5,397	10,605
Loss on write-off of construction in progress and right-of-use asset impairment	214	1,423
Stock-based compensation	20,099	38,246
Reduction of revenue related to stock warrant issued to customer	488	61
Amortization of right-of-use asset	2,391	2,012
Interest expense	—	889
Amortization of debt issuance costs and debt discount	—	125
Accretion or amortization on short-term investments	(2,933)	(2,097)
Change in fair value of warrant liabilities	27	(126)
Inventory write down	742	5,065
Provision (recovery of) for doubtful accounts	(241)	541
Gain from disposal of property and equipment	(114)	(248)
Realized gain on available for sale securities	(275)	—
Changes in operating assets and liabilities:
Accounts receivable	3,915	3,420
Inventory	3,037	(3,644)
Prepaid expenses and other assets	101	(1,126)
Accounts payable	958	(1,741)
Accrued and other liabilities	(9,830)	(4,779)
Contract liabilities	(553)	759
Operating lease liability	(3,071)	(2,525)

Net cash used in operating activities	(27,366)	(86,478)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	502	560
Purchases of property and equipment	(1,741)	(1,973)
Purchase of short-term investments	(49,720)	(48,554)
Proceeds from sales of short-term investments	60,028	72,481
Cash and cash equivalents acquired in the Velodyne Merger	—	32,137

Net cash provided by investing activities	9,069	54,651

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from ESPP purchase	781	310
Proceeds from exercise of stock options	151	150
Proceeds from the issuance of common stock under at-the-market offering, net of commissions and fees	19,498	—
At-the-market offering costs for the issuance of common stock	(95)	—

Net cash provided by financing activities	20,335	460

Effect of exchange rates on cash and cash equivalents	(467)	(56)

Net decrease in cash, cash equivalents and restricted cash	1,571	(31,423)
Cash, cash equivalents and restricted cash at beginning of period	52,634	124,278

Cash, cash equivalents and restricted cash at end of period	$54,205	$92,855

OUSTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended June 30,		Three Months Ended March 31,		Six Months Ended June 30,
	2024	2023	2024	2023	2024	2023
GAAP net loss	$(23,869)	$(122,733)	$(23,849)	$(177,280)	$(47,718)	$(300,013)
Interest expense (income), net	(1,511)	(517)	(1,910)	(50)	(3,421)	(567)
Other expense (income), net	7	165	(193)	(54)	(186)	111
Stock-based compensation(1)	10,695	16,466	9,404	21,780	20,099	38,246
Provision for income tax expense	123	50	131	282	254	332
Goodwill impairment charge	—	67,266	—	99,409	—	166,675
Restructuring costs, excluding stock-based compensation expense	—	3,342	—	12,635	—	15,977
Excess and obsolete expenses and loss on firm purchase commitments	—	3,750	572	3,630	572	7,380
Amortization of acquired intangibles(2)	1,661	1,702	1,754	1,511	3,415	3,213
Depreciation expense(2)	839	2,744	1,053	4,648	1,892	7,392
Litigation expenses(3)	1,636	3,364	1,296	537	2,932	3,901
Merger and acquisition related expenses(4)	—	—	—	6,058	—	6,058
Other items	(114)	—	—	—	(114)	—

Adjusted EBITDA	$(10,533)	$(24,401)	$(11,743)	$(26,893)	$(22,276)	$(51,294)

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Three Months Ended March 31,		Six Months Ended June 30,
	2024	2023	2024	2023	2024	2023
Cost of revenue	$1,210	$654	$913	$774	$2,123	$1,428
Research and development	4,650	8,204	4,188	7,505	8,838	15,709
Sales and marketing	1,492	3,500	1,400	2,881	2,892	6,381
General and administrative	3,343	4,108	2,903	10,620	6,246	14,728

Total stock-based compensation	$10,695	$16,466	$9,404	$21,780	$20,099	$38,246

(2)	Includes depreciation and amortization expense as follows:

	Three Months Ended June 30,		Three Months Ended March 31,		Six Months Ended June 30,
	2024	2023	2024	2023	2024	2023
Cost of revenue	$999	$1,772	$1,100	$1,750	$2,099	$3,522
Research and development	670	892	712	2,964	1,382	3,856
Sales and marketing	249	258	248	181	497	440
General and administrative	582	1,524	747	1,264	1,329	2,787

Total depreciation and amortization expense	$2,500	$4,446	$2,807	$6,159	$5,307	$10,605

(3)	Litigation expenses and litigation-related expenses outside of the Company’s ordinary business operations
(4)	Merger and acquisition related expenses represent transaction costs for the Velodyne Merger which include legal and accounting professional service fees

	Three Months Ended June 30,		Three Months Ended March 31,		Six Months Ended June 30,
	2024	2023	2024	2023	2024	2023
Gross profit (loss) on GAAP basis	$9,098	$186	$7,425	$(376)	$16,523	$(190)
Stock-based compensation	1,210	654	913	774	2,123	1,428
Amortization of acquired intangible assets	371	412	464	249	835	661
Excess and obsolete expenses and loss on firm purchase commitments	—	3,750	572	3,630	572	7,380

Gross profit on non-GAAP basis	$10,679	$5,002	$9,374	$4,277	$20,053	$9,279

Gross margin on GAAP basis	34%	1%	29%	(2)%	31%	(1)%
Gross margin on non-GAAP basis	40%	26%	36%	25%	38%	25%

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